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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 -------------


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report: December 15, 2000.

                     Circuit City Credit Card Master Trust
                   -----------------------------------------

    United States                  0-26172                    58-1897792
 --------------------         ------------------         --------------------
  (State or other                (Commission                 (IRS Employer
  jurisdiction of                 File No.)                Identification No.)
   incorporation)

   225 Chastain Meadows Court
       Kennesaw, Georgia                                      30144
---------------------------------                           ----------
 (Address of principal executive                            (Zip Code)
           offices)

Registrant's telephone number, including area code: 770-423-7900

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.           Not Applicable.

Item 2.           Not Applicable.

Item 3.           Not Applicable.

Item 4.           Not Applicable.

Item 5. On November 29, 2000, the Circuit City Credit Card Master Trust issued its Class A Floating Rate Asset Backed Certificates, Series 2000-2 and its Class B Floating Rate Asset Backed Certificates, Series 2000-2.

Item 6.           Not Applicable.
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Item 7.           Exhibits.

                  The following is filed as an Exhibit to this Report under
                  Exhibit 4.

                  Exhibit 4.1. Series 2000-2 Supplement dated November 29, 2000 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee.

                  The following is filed as an Exhibit to this Report under
                  Exhibit 4.

                  Exhibit 4.2. Amendment No. 3 to Master Pooling and Servicing Agreement dated October 27, 2000 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee.

                  The following is filed as an Exhibit to this Report under
                  Exhibit 10.

                  Exhibit 10.1. Interest Rate Cap Agreement dated November 29, 2000 between First North American National Bank and First Union National Bank.

Item 8.           Not Applicable.


                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Circuit City Credit Card Master Trust

                                        By:  FIRST NORTH AMERICAN NATIONAL
                                             BANK,
                                             as Transferor and Servicer

                                        By: /s/ Philip J. Dunn
                                        Name:    Philip J. Dunn
                                        Title:   Vice President

Date: December 15, 2000
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                                  EXHIBIT INDEX

Exhibit                             Description
-------                             -----------

4.1 Series 2000-2 Supplement dated November 29, 2000 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee.

4.2 Amendment No. 3 to Master Pooling and Servicing Agreement dated October 27, 2000 between First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee.

10.1 Interest Rate Cap Agreement dated November 29, 2000 between First North American National Bank and First Union National Bank.